                                                                     Exhibit 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              i2 TECHNOLOGIES, INC.

                            (A DELAWARE CORPORATION)


    i2 Technologies, Inc., a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

1. That this corporation was originally incorporated on January 9, 1992 under the name Intellection, Inc., pursuant to the Delaware General Corporation Law.

2. Pursuant to Section 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation has been duly adopted and restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation, except that all references to Articles herein have been revised to reflect the deletion of Article Fifth of the Certificate of Incorporation (Incorporator).

3. The text of the Certificate of Incorporation of this corporation is hereby restated in its entirety to read as follows:

    FIRST: The name of the corporation is i2 Technologies, Inc. (the "Corporation").

    SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH:

A. The total number of shares which the Corporation shall have authority to issue is TWO HUNDRED AND FIVE MILLION (205,000,000) shares of capital stock.

B. Of such authorized shares, TWO HUNDRED MILLION (200,000,000) shares shall be designated "Common Stock", and have a par value of $.00025.

C. Of such authorized shares, FIVE MILLION (5,000,000) shares shall be designated "Preferred Stock", and have a par value of $.001. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    FIFTH: The Corporation is to have perpetual existence.

    SIXTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

    SEVENTH:

A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. At the annual meeting of stockholders (the "First Public Company Annual Meeting") following the closing of a public offering of the Corporation's Capital Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (a "Public offering"), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the First Public Company Annual Meeting. At each annual meeting after the First Public Company Annual Meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

B. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

    EIGHTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

    NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

    TENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    ELEVENTH: At the election of directors of the Corporation, each holder of stock of any class of series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes; provided that, notwithstanding the above and any provision contained in this Certificate of Incorporation to the contrary, effective upon a Public Offering, the holders of stock of any class or series shall no longer be entitled to such cumulative voting rights.

    TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

    THIRTEENTH: Effective upon the closing of a Public Offering, stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

    FOURTEENTH: Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles SEVENTH, ELEVENTH, THIRTEENTH or FOURTEENTH or any provision thereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) 26% or more of the voting power of the Corporation's outstanding capital stock.

    FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    IN WITNESS WHEREOF, i2 Technologies, Inc. has caused this Restated Certificate of Incorporation to be signed by its Chief Financial Officer this 6th day of November, 1998.

                                   i2 Technologies, Inc.


                                   By: /S/ DAVID F. CARY
                                      -----------------------------------------
                                        David F. Cary
                                        Chief Financial Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              i2 TECHNOLOGIES, INC.

i2 TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES:

    FIRST: That a meeting of the directors of the Corporation held on April 11, 1999, the directors of the Corporation adopted resolutions approving and declaring advisable the following amendment to the Corporation's Restated Certificate of Incorporation:

                           BE IT RESOLVED, that, subject to the approval of the Corporation's stockholders, the Restated Certificate of Incorporation be amended by amending paragraphs A and B of the Article thereof numbered "FOURTH" so that, as amended, said paragraphs shall read in full as follows:

                           "A. The total number of shares which the Corporation
                  shall have authority to issue is FIVE HUNDRED AND FIVE MILLION (505,000,000) shares of capital stock.

                           B. Of such authorized shares FIVE HUNDRED MILLION
                  (500,000,000) shares shall be designated "Common Stock," and have a par value of $.00025."

    SECOND: That at a meeting of the stockholders of the Corporation called and held upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, the required percentage of shares of stock of the Corporation voted in favor of said amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned officer of i2 Technologies, Inc. has hereunto set his hand this 31st day of August 1999.

                             i2 Technologies, Inc.


                             By: /S/ WILLIAM M. BEECHER
                                -----------------------------------------
                                  William M. Beecher
                                  Executive Vice President and
                                  Chief Financial Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              i2 TECHNOLOGIES, INC.

    i2 TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES:

    FIRST: That by unanimous written consent of the directors of the Corporation dated October 17, 2000, the directors of the Corporation adopted resolutions approving and declaring advisable the following amendment to the Corporation's Restated Certificate of Incorporation:

                           BE IT RESOLVED, that subject to the approval of the Corporation's stockholders, the Restated Certificate of Incorporation of the Corporation be amended by amending paragraphs A and B of the Article thereof numbered "FOURTH" so that, as amended, said paragraphs shall read in full as follows:

                           "A. The total number of shares which the Corporation
                  shall have authority to issue is TWO BILLION, FIVE MILLION (2,005,000,000) shares of capital stock.

                           B. Of such authorized shares, TWO BILLION
                  (2,000,000,000) shares shall be designated "Common Stock," and have a par value of $.00025."

    SECOND: That at a meeting of the stockholders of the Corporation called and held upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, the required percentage of shares of stock of the Corporation voted in favor of said amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned officer of i2 Technologies, Inc. has hereunto set his hand this 29th day of November 2000.

                                  i2 Technologies, Inc.


                                  By: /S/ ROBERT C. DONOHOO
                                     -----------------------------------------
                                       Robert C. Donohoo,
                                       Corporate Secretary